Exhibit 10.27

                          FIRST MONTAUK FINANCIAL CORP.
                     Form of Stock Option Award pursuant to
                    1996 Senior Management Stock Option Plan


Date of Grant:                                          Option No.
Name of Optionee:
Number of Shares:
Price Per Share:
Expiration Date:


         Effective on the date of grant specified above (the "Date of Grant"), the Board of Directors ("Board"), or the Stock Option Committee ("Committee") designated by the Board, of First Montauk Financial Corp. (the "Company") has granted to the above-named optionee (the "Optionee") an option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares (the "Shares") of Common Stock, no par value (the "Stock") of the Company set forth above pursuant to the terms and conditions of the Amended and Restated 1992 Incentive Stock Option Plan, Restated as of June 26, 1998 ("Amended Plan") which is incorporated in this Option as though set forth in full. This Option is intended to be treated as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

         The terms and conditions of the Option granted hereby, are as follows:

         1. The number and price of the Shares subject to this Option shall be the number and price set forth above, subject to any adjustments which may be made pursuant to Section 9 below.

         2. Subject to the terms and conditions set forth in this Option, this Option may be exercised to purchase the Shares covered by this Option as follows: commencing on the Date of Grant and prior to the first anniversary of the Date of Grant, (the "Anniversary"), up to an aggregate of 20% of the aggregate number of Shares covered by this Option; after the first Anniversary but prior to the second Anniversary, up to an aggregate of 40% of the aggregate number of Shares covered by this Option; after the second Anniversary but prior to the third Anniversary, up to an aggregate of 60% of the aggregate number of Shares covered by this Option; after the third Anniversary but prior to the fourth Anniversary, up to an aggregate of 80% of the aggregate number of Shares covered by this Option; after the fourth Anniversary but prior to _________ (the "Expiration Date"), all of the Shares covered by this Option. This Option shall terminate and no Shares may be purchased after the Expiration Date.

         3. Except as provided in Section 7 of this Option, this Option may not be exercised unless the Optionee maintains his securities registration with the Company or its subsidiary corporation on the date of such exercise and shall have been registered as such continuously since the Date of Grant of this Option.

         4. Subject to the terms and conditions set forth in this Option, this Option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise this Option. The notice must state the number of Shares as to which your Option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such Shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the Shares has been declared effective by the Securities and Exchange Commission) and must be accompanied by the full purchase price of the Shares being purchased. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in Shares owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For these purposes, the market value per share of Stock shall be: (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of exercise (or if there is no closing price for such date of exercise, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Stock on the date of exercise as reported by NASDAQ (or if there are no closing bid prices for such date of exercise, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock.

                  If notice of the exercise of this Option is given by the person or persons other than you, the Company may require, as a condition to the exercise of this Option, the submission to the Company of appropriate proof of the right of such person or person to exercise this Option.

                  Certificate for Shares so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company's Stock may then be listed and all applicable state laws in connection with the issuance or sale of such Shares or the listing of such Shares on such exchange. Until the issuance of the certificate for such Shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a stockholder with respect to Shares subject to this Option.

         5. As soon as practicable after the Company receives payment for the Shares, it shall deliver a certificate or certificates representing the Shares so purchased to the Optionee.

         6. This Option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This Option shall not be transferable other than by will or the laws of descent and distribution.

         7. In the event that an option holder ceases to be registered with the Company or of any subsidiary for any reason other than permanent disability (as determined by the Board of Directors) or death, this Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be so registered, but in no event after the Expiration Date. In the event of the death of Optionee during this three month period, this Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Optionee could have exercised this Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date. In the event of the permanent disability of Optionee while registered with the Company or of any subsidiary, this Option shall be exercisable for twelve (12) months after the date of permanent disability, but in no event after the Expiration Date. In the event of the death of the Optionee while registered with the Company or any Subsidiary, or during the twelve (12) month period after the date of permanent disability of the Optionee, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heir or legatees at any time prior to the expiration of twelve
(12) months from the date of the death of Optionee, but in no event after the Expiration Date.

         8. This Option does not confer on the Optionee any right to continue to be registered with the Company or interfere in any way with the right of the Company to determine the terms of the Optionee's registration.

         9. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Stock of the Company, the Board shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this Option, or in the Option price, or both. Notwithstanding any provision to the contrary, the Committee or the Board may cancel, amend, alter or supplement any term or provision of this Option to avoid the penalty provisions of Section 4999 of the Internal Revenue Code of 1954, as amended.

         10. This Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of the Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase of the Shares, this Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require that the person exercising this Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

         11. This Option is intended to qualify for "incentive stock option" treatment under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. However, you are urged to consult with your individual tax advisor prior to exercising this Option since the exercise of this Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

         12. All notices hereunder to the Company shall be delivered or mailed to the following address:

                First Montauk Financial Corp.
                Parkway 109 Office Center
                328 Newman Springs Road
                Red Bank, NJ 07701

                Attention:  President

         Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

                                        FIRST MONTAUK FINANCIAL CORP.



                                        By:______________________________
                                           Herbert Kurinsky
                                           President and Chief Executive Officer

                              OPTION EXERCISE FORM

                                                   Option No.


TO:      FIRST MONTAUK FINANCIAL CORP.
         Parkway 109 Office Center
         328 Newman Springs Road
         Red Bank, NJ 07701


          The undersigned holder hereby irrevocably elects to exercise the right to purchase _________ shares of Common Stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.


                            INSTRUCTIONS FOR DELIVERY



Name:  ________________________________________________________________
                    (please typewrite or print in block letters)


Address: _______________________________________________________________


Dated: _________________________



                                   Signature ________________________________